Exhibit 10.9(p)

SECOND ALLONGE TO SENIOR SECURED
CONVERTIBLE PROMISSORY NOTE

This SECOND ALLONGE to those certain Senior Secured Convertible Promissory Notes signed on June 1, 2021 and on June 3, 2021, in the total principal amount of Two Million One Hundred Thousand Dollars and Zero Cents ($2,100,000.00) (“Note”) from ADAMAS ONE CORP., a Nevada corporation (“Company”) to Target Capital 3 LLC, an Arizona limited liability company (“Investor”), is dated as of April 25, 2022.

The Note has been modified by the Second Extension Agreement by and among the Company and the Investor dated April 25, 2022.

The only change of the terms of the Note are that the Maturity Date of the Note shall be to 5:00 p.m. New York City, New York, Time on May 15, 2022.

This Allonge shall be governed by the internal laws of the State of Arizona without reference to principles of conflicts of laws.

This Allonge is intended to be attached to and made a permanent part of the Note.

IN WITNESS WHEREOF, this Allonge has been executed under seal by a duly authorized representative of the Company.

COMPANY:

ADAMAS ONE CORP., a Nevada corporation

By:	/s/ John Grdina
Name:	John Grdina
Title:	Chief Executive Officer